Exhibit 3.79

Ross Miller Secretary of State State of Nevada Document Number 20070360942-73 Filling Date and Time 05/23/2007 7:41 AM Entity Number E0581482005-7 Amendment to Articles of Organization (PURSUANT TO NRS 86.221) USE BLACK INK ONLY. DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221) 1. Name of limited-liability company: Direct Financial Solutions of Nevada LLC 2. The company is managed by: / / Managers / / OR Members 3. The articles have been amended as follows (provide articles number, if available)*: The name of the Limited Liability Company is changed from Directed Financial Solutions of Nevada LLC to Cash Central of Nevada LLC. 4. Signature (must be signed by at least one manager or by a managing member): Signature * 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited,” or the abbreviations “ Ltd.,” “L.L.C.,” or “L.C.,” The word “Company” may abbreviated as “Co.” 2) if adding managers, provide names and addresses, FILLING FEE: $175.00 IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filling to be rejected. This form must be accompanied by appropriate fees Nevada Secretary of State AM 85.221 Amend 2007  Revised on: 01/01/07

[LOGO]  DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4208 (775) 684 5708 Website: secretaryofstate.blz Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86) Filed in the office of  Dean Heller Secretary of State State of Nevada Document Number 20050365278-88 Filing Date and Time 08/08/2005 2:26 PM Entity Number E0581482005-7 ABOVE SPACE FOR OFFICE USE ONLY Important : Read attached Instructions before completing form.  1. Name of Limited-Liability Company Direct Financial Solutions of Nevada, LLC 2. Resident Agents Name and Street Address: [ILLEGIBLE] Registered Agents Legal Services, Ltd. Name 202 North Curry Street, Suite 100 Carson City NEVADA 89703-4121 Physical Street Address City Zip Code 3. Dissolution Date: [ILLEGIBLE]                                                Latest date upon which the company is to dissolve (if existance is not perpetual): Perpetual 4. Management (Check box) Company shall be managed by / / Manager(s) OR / / Members 5. Names, Addresses of Manager(s) or Members: [ILLEGIBLE] Todd jensen Name 89 East 1400 North Logan Utah 84341 Address City State Zip Code Mari-Catherine Vinton Name 89 East 1400 North Logan Utah 84341 Address City State Zip Code Name Address City State Zip Code 6. Names, Addresses and Signatures of Organizers: [ILLEGIBLE] Trevin G. Workman Name  Signature  503 West 2600 South, Suite 200 Bountiful Utah 84010 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Resident Agent: I hereby accept appointment as Resident Agent for the above named limited-liability company. Authorized Signature of R.A. for On behalf of R.A. Company Date This form must be accompanied by appropriate fees. See attached fee schedule.